UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2020

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HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

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Delaware	000-52046	36-4151663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 North Loop East

Houston, Texas 77029

(Address of Principal Executive Offices) (Zip Code)

(713) 609-2100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HWCC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2020, Houston Wire & Cable Company completed the previously announced sale of substantially all of the assets of its Southern Wire division to Southern Rigging Companies, LLC for $20 million in cash, subject to a customary post-closing working capital adjustment.

Item 7.01. Regulation FD Disclosure.

On January 6, 2021, HWCC issued a press release announcing the completion of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will file by amendment the financial information required by Item 9.01(b) not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of December 2, 2020 between HWC Wire & Cable Company and Southern Rigging Companies, LLC (incorporated by reference to Exhibit 2.1 to Houston Wire & Cable Company’s Current Report on Form 8-K filed December 3, 2020).
99.1	Press Release dated January 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: January 6, 2021	By:	/s/ James L. Pokluda III
James L. Pokluda III
President and Chief Executive Officer